Form C

Cover Page

Name of issuer:

Kibin, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/29/2011

Physical address of issuer:

2470 Telegraph Ave.
#302
Berkeley CA 94704

Website of issuer:

http://www.kibin.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

25,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

11/18/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$342,658.00	$446,980.00
Cash & Cash Equivalents:	$105,271.00	$213,039.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$58,872.00	$79,205.00
Long-term Debt:	$577,657.00	$491,548.00
Revenues/Sales:	$579,304.00	$407,227.00
Cost of Goods Sold:	$286,627.00	$183,133.00
Taxes Paid:	$0.00	$0.00
Net Income:	($184,589.00)	($214,102.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Kibin, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jim Nguyen	CTO	Kibin	2011
Robert Angarita	Cofounder of Baller	Baller	2015
Travis Biziorek	CEO	Kibin	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Travis Biziorek	CEO	2011
Travis Biziorek	President	2011
Travis Biziorek	Treasurer	2011
Travis Biziorek	Secretary	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Travis Biziorek	8,050,000 common stock	67.88

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Google SEO Penalty: A large part of Kibin's future growth plans depend on a longtail SEO strategy. A Google penalty or change to the search algorithm that adversely affects Kibin is a potential risk. That being said, we do not, and have never, participated in spammy link building or other blackhat SEO practices. We have no reason to believe that we would be a target of such penalty.
>
> Inability to Scale Essay Buying: Kibin's future growth projections depend on increasing the size of our essay examples database to millions of examples. Although we have multiple channels to acquire this content, there is a risk that these channels become exhausted or the cost to acquire essays as we scale increases.
>
> Inability to Scale Manual Processes: Kibin's ability to be competitive with its essay examples database relies on a number of manual processes that occur once the essays are acquired. Quickly scaling our essay acquisition means we would also be quickly scaling these manual processes which could present challenges. That being said, we have spent the last three months implementing a backend system that should allow us to scale these manual processes appropriately.
>
> Key employees. Kibin is a small team of four, so every member is vital. If any of our team members were to leave, it could disrupt our progress and growth trajectory.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$25,000**

Use of Proceeds: This money will be solely used to acquire more essay content for our essay examples database. The more essays in our database, the more traffic our site generates, and more customers we're able to acquire. This would allow us to add approximately 20,000 essays to our database.

If we raise: **$100,000**

Use of Proceeds: Our primary focus is to grow the size of our essay examples database. With $100,000 more in the bank we'd be able to increase the size of the database by 80,000 essays.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and

records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or

- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	15000000.0	10605859.0	Yes	No
Debt Securities			Choose	No
Other				
Convertible Debt	350000.0	350000.0	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	59642
Options:	596423
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$7 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Since inception, Kibin has raised $495,000 cash in exchange for several convertible notes payable (collectively, referred to as the "Notes"). With some minor exceptions, the terms of the Notes are nearly identical, as described below. Interest accrues on the Notes at a rates ranging from 5% to 8% per year.

If the Company consummates an Equity Financing, defined as selling shares of Preferred Stock with an aggregate sales price of at least $1,000,000, the Notes shall automatically convert into Preferred Stock at a price per share equal to the lesser of: (i) 80% of the price of the issued Preferred Stock; or (ii) $4,000,000 divided by the number of shares and potential shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Equity Financing. As of December 31, 2015, approximately $83,000 of interest had accrued under the Notes.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2015	Regulation D, Rule 506(b)	Convertible Note	$350,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Kibin provides written English proofreading, editing and writing coaching to consumers and businesses through its online platform, through which customers can upload documents and receive edited versions, with comments, within a specified timeframe.

Kibin generates revenues by providing to its customers access to copywriting, editing and proofreading services, via its web site. Customers can make transactional purchases for one-time services, or they can purchase subscriptions, which typically have terms of twelve months, for ongoing access to services. When customers purchase subscriptions, Kibin collects the full subscription fees up front. The fees from subscription sales are accounted for as deferred revenues, which are classified as a liability on the balance sheet. Deferred revenues represent sales fees collected but not yet earned. Deferred revenues are converted to revenues ratably over the subscription periods, as they are earned. Deferred revenue balances were $0 and approximately $20,000 as of December 31, 2014 and 2015, respectively.

Our revenue grew in 2015, with growth in the year ended **2015** approximately 42% higher as compared to the same period in the prior year. This recent growth was largely driven by **increased inbound traffic to our web site**.

As an early-stage company, we have experienced losses thus far in our operating history.

- Our total revenue **grew 42%** to **$579,304** during the year ended **2015**, up from **$407,227** during the previous year.

- Our net loss was **($184,589)** during the year ended **2015**, an **decrease** from **$(214,102)** during the prior year.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Liquidity. Cash balances were approximately $213,000 and $105,000 as of December 31, 2014 and 2015, respectively.

Our cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Substantially all of the Company's cash is held in a large, widely recognized bank which is insured by the FDIC and which management considers financially stable.

We anticipate using our available cash for operations within **the year**. We base this estimate on **historical cash flows.**

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability.

Our cash held as of **December 31 2015** was **49**% less than cash held as of the same date in **the prior year**. This decrease resulted primarily from our revenues not being sufficient to cover **our general operating expenses.**

Cash used in operating activities. Net cash used in operating activities primarily consisted of net loss and accrued liabilities.

Net cash used by operating activities was $(145,088) for the year ended **2015**, which was driven **by our operating loss.**

Capital Resources. We have financed our operations through issuances of convertible debt and other debt securities.

Since inception, Kibin has raised $495,000 cash in exchange for several convertible notes payable (collectively, referred to as the "Notes"). With some minor exceptions, the terms of the Notes are nearly identical, as described below. Interest accrues on the Notes at a rates ranging from 5% to 8% per year. If the Company consummates an Equity Financing, defined as selling shares of Preferred Stock with an aggregate sales price of at least $1,000,000, the Notes shall automatically convert into Preferred Stock at a price per share equal to the lesser of: (i) 80% of the price of the issued Preferred Stock; or (ii) $4,000,000 divided by the number of shares and potential shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Equity Financing. As of December 31, 2015, approximately $83,000 of interest had accrued under the Notes.

We expect these trends to continue in the current fiscal year and in the coming few fiscal years.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Travis Biziorek, certify that:

(1) the financial statements of Kibin, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Kibin, Inc. included in this Form reflects accurately the information reported on the tax return for Kibin, Inc. filed for the fiscal year ended 2015.

Travis Biziorek

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.kibin.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

Financials 1

Appendix D: Director & Officer Work History

Jim Nguyen
Robert Angarita
Travis Biziorek


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INVEST IN KIBIN

Online Essay Help for Students. Profitable and Growing!

39
investors

$25,202
raised of $25K-$100K goal

$100 min INVEST
Wefunder Portal LLC

Future Equity (SAFE)
$7M valuation cap

A SAFE gives you the right to future shares in Kibin. If you invest, you're betting the company will be worth more than $7M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

INVESTOR PERKS

$5,000+ Get a year of free Kibin essay examples database access and $200 editing credit.

$10,000+ Next time you're in Berkeley, swing by the Kibin office for a tour and lunch with our founder and CEO, Travis

There hasn't been an easy and efficient way for students to get help with their writing until Kibin. We've created tools and services to help students get online help with their essays 24/7.



Travis Biziorek
CEO, KIBIN

OUR AMBITION

Kibin will grow into a $100M revenue generating businesses by focusing on growing our essay examples database and further monetizing those customers with our essay editing service. We have successfully piloted this approach over the last 18 months, and its clearly scaleable. We plan to grow our database to millions of essays in the coming years and will grow revenue substantially. We need your help as an investor to make this happen.

KEY FACTS

- $1,863,000 in Lifetime Revenue
- Profitable since Q4 2015
- EDB revenue growing 400% y/y
- 1,000,000+ Monthly Unique Visitors

DOCUMENTS

Kibin_Financials_2015___2014.pdf
Kibin_Deck_2016_-_WeFunder.pdf

kibin.com

TECHNOLOGY SOFTWARE

WHY I LIKE KIBIN

I have gotten to know Travis over a few years now. He is an entrepreneur you want to join, back or advise. Kibin is an overdue solution to a big challenge all students face. Travis and Jim are going to figure out how to nail it.

The team has experienced significant traction over the last 18 months with their essay examples database. They've done the hard work to understand their unit economics and are prepared to scale. In short, they've set the stage for significant growth, and I have no doubt they will execute.



Robert Angarita
ENTREPRENEUR, INVESTOR, AND ADVISOR

THE BUZZ ABOUT KIBIN

When it's 2:00 am and that term paper is due tomorrow, students will happily fork over some cash to improve the output of their stressed-out, caffeine-addled brain.

Kira M. Newman
Tech.Co

I am primarily writing about this startup because I need it desperately... Sweet Lord Jesus please let this succeed.

Alexis Tsotsis
TechCrunch

As someone who would like to make a living as an editor, I was skeptical about the service. But I changed my mind almost immediately—this is brilliant.

Riley Kennysmith
Pulse 2.0

Travis and Jim continue to execute, execute, execute. Revenues (yes, I said revenues) continue to increase every month, and Kibin is now profitable. Great work by Team Kibin.

Joe Tranfo
Investor

I have gotten to know Travis over a few years now. He is an entrepreneur you want to join, back or advise. Kibin is an overdue solution to a big activity all students face. Travis and Jim are going to figure out how to nail it.

Robert Angarita
Entrepreneur

Review of Kibin.com | Proofreading @ Servicesreview.net
April 26, 2016

Kibin.com is one of the online proofreading services that make having your work proofread super easy. In fact you can have your proofreading needs met in just three simple steps. Basically, all you have to do is upload the text that you need proofread,

When Your Assumptions Are Wrong: Lessons from 500 Startups' Kibin
June 24, 2012

As they say, the problem with assumptions... With startups, the problem with assumptions is not so much looking like a fool, but failing to gain the explosive growth and revenues you dreamed of. As 500 Startups graduate Kibin tried to grow

EDUKWEST #68 with Travis Biziorek of Kibin

August 22, 2011

This week on EDUKWEST another member of the 500 Startups family. I spoke with Travis Biziorek, co-founder and CEO of Kibin. Kibin is a platform where anyone can upload a text document and get it edited within 24h guaranteed by the community.

Get Your Writing Proofread For Free At Kibin - Dice Insights

August 22, 2011

Do you notice how it's always easier to point out mistakes on someone else's writing than it is to find them in your own work? Most of the time the magic simply vanishes when you're reviewing your own writing, especially if you're not giving yourself a

Kibin: Get Your Essays & Documents Edited for Free

August 21, 2011

There are numerous websites that offer editing services for a fee. But a new web service called Kibin is offering document editing by real people for free. Kibin is a free to use web service that lets people edit other peoples documents and get their own

Banish Bad Business Writing With Crowdsourced Proofreading

August 18, 2011

How can I put this delicately? Most business people suck at writing. I say this based on the emails, press releases, blog posts, and other documents I encounter daily, most of which indicate a less-than-stellar command of the English language. (Hey,

Editing Community Kibin Helps You Proofread Your Writing Fast And For Free

August 18, 2011

I am primarily writing about this startup because I need it desperately, and because it is the problem I would attempt to solve if I ever decided to flip the switch and become a startup founder instead of the personification of "those that cannot do

WRITING IS FAILING AT THE STUDENT LEVEL

Students struggle to develop writing skills largely because teaching resources are limited or inadequate. Kibin is solving by modernizing the campus writing center.

We provide several services: an essay examples database for brainstorming and researching essay topics, our free essay help writing... [+ READ MORE]


Essay Help at Every Step

Essay Database

Promotes brainstorming and research to jumpstart the writing process.

Expert Editors

Vetted, human experts creates tutor-like experience 24/7.

Trusted Resource

Over 500,000 blog visits and 10,000 thesis statements created.

ADDING ESSAYS TO OUR DATABASE IS OUR KEY GROWTH DRIVER

As we add essays to our examples database we get increasingly more organic search traffic. Some of this traffic pays for access to our database, some converts to customers of our essay editing service, and some upload essays for free access to the database. Ultimately, the more essays we have in... [+ READ MORE]



More Essays
More Traffic
via SEO
More Signups
More Customers
(MRR)
More Essay Editing
(Transactional Revenue)
More Free Usage

OUR ESSAY EXAMPLES DATABASE IS ACCELERATING REVENUE GROWTH



Essay Editing Revenue (thousands)
Essay Database Revenue (thousands)
8
10
11
22
23
39
47
100
81
100
85
0.3
146
2.4
106
5.8
143
12.8
110
15.5
168
36.0
125
43.0
130
51.8
102
43.0
185
95.4
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16*

WE'LL GROW TO NEARLY $5MM IN REVENUE IN THE NEXT FEW YEARS

We've spent the last 18 months understanding our unit economics and establishing the infrastructure to scale our operations. We used this data to build out a detailed financial model. Without any further funding, we will bootstrap our way to nearly $8M in revenue by 2019. With your investment we'... [+ READ MORE]



$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Essay Database Revenue
Essay Editing Revenue
Essay Editing Revenue (projected)
Essay Database Revenue (projected)
2015
2016
2017
2018
2019

MEET THE FOUNDERS



Kibin

Travis Biziorek

CEO

Previous hedge fund trader and semi-pro poker player. Responsible for all things product and marketing. Led Kibin from concept to over $75k in monthly revenue.



Kibin

Jim Nguyen

CTO

Developer, hacker, and entrepreneur. Received his B.S. in Computer Science from San Jose State University and worked for major companies like Sony, Bank of America, and Abbott Labs.

AND THE REST OF THE TEAM



Naomi Tepper

Operations Manager

Published author and self-taught content marketer. Spearheaded Kibin's blog growth from zero to over 500,000 monthly uniques.



Erin Hempfling

Community Manager

Previous Kibin editor and only one to achieve 100% feedback rating. Now manages our team of 150 freelancers and supports our customers.

RAISED $520,202 FROM 25+ INVESTORS

Dave McClure

Founding partner of 500 Startups. Previously at Paypal and Facebook. Former developer, entrepreneur, marketing, ultimate frisbee player.

500 Startups

500 Startups is a Silicon Valley venture capital seed fund and startup accelerator founded by former PayPal & Google alumni. Have ~$200M under management.

Joseph Tranfo

Managing Principal of Benedict Capital in Greenwich, CT. Investor in Mixation, Social Leverage, and Fanium.

Taz Patel

Cofounder of Captiv8. Former CRO of Republic Project, acquisited by Sizmek. Early sales leader at Blue Lithium and at interclick (both acquisited by Yahoo!).

Robert Angarita

Previous co-founder of Cramster which was acquired by Chegg in 2010 and is now a major revenue driver as Chegg Study.

Oliver Chang

Founder & President of social sports league, Play Recess.

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What aspect of academics is Kibin trying to change?

We're modernizing the college writing center. That means improving the antiquated model—where a student has to go in and see someone face-to-face to get help on an essay—and bringing that experience online. Students can get help for everything ranging from the brainstorming and idea stage of an essay to the final product where they're looking for someone to proofread spelling, punctuation, grammar, and to give feedback. We provide 24/7, online writing help.

Why is there a need for an online writing center?

Writing has become increasingly important. Having good writing skills is critical. Any job you go into, the need for clear written communication is a necessity, whether you're doing a writing-focused job like content marketing or not. Blogging is also huge. In this day and age, you just need to know how to write well.

The problem is that writing education is really failing. Students aren't given enough attention or help. Class sizes are too big. Getting the one-on-one help that they need is just a pain, and they're too busy. Because writing skills are developed in school and at a younger age , if students don't get the help then, and they don't refine their skills then, it becomes very hard to figure out how to write well later in life.

Making that process of getting help more efficient and making more resources available online that are actually good, valuable, and interesting is the challenge we're trying to overcome.

What sparked this business idea?

I was applying to law school back in 2011, and my personal statement was kind of a mess. I needed to be very specific in what I was trying to communicate. I was having a hard time getting the feedback that I needed from family and friends. When I turned online for help, I just wasn't finding anything with the feedback aspect that I was looking for. Kibin was born of that frustration with the inability to find the quick help that I was looking for.

We started as a free peer-to-peer model that focused mostly on the feedback portion. We had to eventually pivot out of that to a paid editing service. We're now realizing that we need to be focusing more on the end-to-end help of essay writing rather than just the final phase of that process. That's kind of the high level overview of how we've gotten to where we are today.

What are the components to Kibin?

Our main revenue driver is our essay editing service, followed by our essay examples database. Our database is our main focus now, though, since it has an extremely scalable growth path. Other hugely important components are our free services, such as our essay help blog and our free thesis statement builder.

How does your target market - students - find out about your services?

Usually, they learn about our services through web searches. There's two main ways that a student would find us.

The first is when they're looking for help on a specific essay that they've already been given an assignment for. When they search online for essay examples, we'll pop up as one of the options and they'll find an essay example that we've curated.

The second is when a student is searching for general essay writing help. Maybe they're struggling with their thesis statement and they Google, "How to write a good thesis statement" and they find our blog which has tons of examples. We get a lot of eyeballs there; a lot of students are looking for help.

How do you acquire users and convert them into customers?

The blog is great in terms of getting views; we've had more than 1 million unique views in April. One of our strategies is first passing people to the free thesis statement builder. In the thesis statement builder, you plug in the topic you're working on. At the end of the builder, we have a call-to-action that says, for instance, "See essay examples on Shakespeare's Othello." They click through there and some percentage of those users become customers for the database. We also try to attach them to the essay editing service later down the line.

The other acquisition channel, which is really the biggest driver right now, is just the database content itself. Some portion of that content is indexed by Google. It goes back to the example where the student is typing in, "Essay example on Shakespeare's Othello." We pop up specifically with that essay content, and, in order to get access to the full content and the rest of the database, the student would need to pay for the service.

How much revenue is each service generating?

Last year we were heavily weighted on the side of the editing service. We generated about $525,000 out of our total $595,000 in revenue from the editing service. The other $70,000 came from the database. This year we're really focusing on the database for two reasons: 1) It has a much clearer, scalable growth path, and 2) The recurring revenue nature of this service. We're on pace to expect about $300,000 from the database and about $650,000 on the essay editing side. Again, there's room for big growth in the database, and that's where 100% of our focus is right now.

How often do people use your services?

In terms of people that use the editing service, we see, on average, 1 1/2 usages a month per person. Looking at it from a different angle, 90% of our users are using it twice in a semester.

How many people use your services?

We have about 1,200 paying customers using the essay database on the recurring monthly plan right now. In terms of the essay editing service, in the first quarter of 2016, we had 2,700 customers that used the service.

How do you ensure quality editing service?

We're actually quite picky with the editors that we hire. We have about a 9-hour editing test that we use to vet potential editors. Then it's reviewed by somebody internally, and once they've gone through and passed all the training material and the tests, we start giving them access to jobs.

We also have regular quality checks to ensure consistency. In between those quality checks we depend on the customers to leave feedback and be the early warning sign when there might be a problem. We do a really good job upfront of vetting people and making sure the quality is high on that side. As a result, we don't run into a ton of problems in terms of customer complaints.

How do you hire enough editors to meet the 24/7 editing demand?

This is a big barrier to entry when attempting to start an editing service from scratch, and something we really struggled with for the first couple years.

We used to have to run paid campaigns to find editing talent, especially to help our overnight coverage. But we now have the benefit of a diverse, global team, and we've been around long enough where we've been linked to on popular work-from-home blogs and forums. So all of our editor applicants are inbound now.

What percentage cut do you take from the editing service?

Kibin takes 65%. Editors are able to earn raises and move up pay tiers, but the approximate share for the most committed editor would be about 35%. In terms of hourly rates, new editors tend to earn about $20/hour while our top editors earn $30 or more per hour.

How does pricing for the editing services work?

It depends on two variables: the length of the essay in terms of the word count, and then how fast the customer needs it delivered. All pricing is done on a per-word basis rather than an hourly rate. We've found this is the easiest way to help customers understand exactly what the cost will be. The highest cost per word is 5 or 6 cents for the fastest delivery time. Then it goes down to 2 1/2 cents per word if you have the luxury of waiting a little bit longer.

What's the size of the market?

Every student writes essays. Every single student. Even if you're a chemistry or physics student, you're writing lab reports, you're writing some kind of essay or you're required to take English 101 at some point in your college career. To me the market is every student.

Today there are about 750 million students worldwide. If you shrink that down to the US, there are about 35 million. I'm talking high school and college level students. Then, I just look at what our annual spend per student is right now. That's about $110. If you multiply that across the US market alone, that's about a $3.9 billion market there.

Besides students, we're also taking a look at businesses, authors, academics, job seekers, etc.

What other markets will Kibin be expanding into?

In the past we've done editing for several customer segments including students, businesses, job seekers, academics, and authors. But we've found that focusing our efforts on students right now is the most logical thing to do.

Editing has always been the core of our business, and when people think of the core they mistake it for the largest piece. But the core is generally a smaller piece of a much larger whole. Our database business will soon overtake our editing business in terms of revenue. So when I think about expanding outside of students, I think about what segment we could provide editing services to that would also be complemented by a larger, recurring revenue business.

We have some ideas on where to take that, but I think it's important to note that the student segment itself has the potential to be a billion dollar business on its own.

What does Kibin do that its competitors don't?

Right now, the biggest person in the essay database space is a company called Study Mode. It's been around quite a while, but they don't do the greatest job of really putting together a high quality database. We, on the other hand, are all about quality. Everything we do, from our editing to the content that's in our database, is about quality. We actually manually review any potential essay submissions for the essay database before publishing anything.

That doesn't mean that every essay in the database is an A quality essay, or even a B, because I think that there's definitely value in looking at what makes a bad essay. But every essay has to be something we believe is useful. It's not just gibberish. It's not a copy-and-pasted Wikipedia article. It's something of value. None of our competitors do a great job of really vetting the content of the database to make sure it's useful.

What's something that Kibin is trying to implement to make its services better?

One other thing that we focus on, that nobody else does, is improving the ease of discoverability. We want to ensure that customers will be able to find what they need quickly and easily within a database of hundreds of thousands, or even millions of essays. Finding what you're looking for can be daunting if the database is not organized in a very logical or easy to search manner. That's a process we're prioritizing in developing.

What does the growth rate look like?

Our essay database revenue has been growing at an average of 15% month to month for the last 12 months (see slide 8 in deck).

How exactly do you accelerate growth?

Adding essays to the database is one of the easiest ways to accelerate growth. The more essays we have, the more traffic we generate, and the more customers we acquire.

Beyond that, we've done very little in terms of optimization. We're just now testing our first price hike for the essay database, but we're still priced at literally half of what competitors charge, and we offer a better product. We also haven't done anything in terms of conversion rate optimization. We have a lot we could do in terms of driving down the cost of our content acquisition, link building, and SEO efforts. So there are a lot of growth levers we can play with to really move the needle. We just haven't had the bandwidth to do these things yet, which is another thing we'll be solving with this fundraising round.

Finally, as we start to really optimize the essay database engine, we'll start looking at our attachment rate to the editing service. Essentially the editing service will be complimentary to the database where we leverage the database customers as our acquisition strategy by cross-selling the editing service.

Are there any risks for Kibin?

There are two main risks: Scaling quickly and our reliance on Search Engine Optimization (SEO).

Right now, we're adding about 10,000 essays per month to the database. That means we're manually evaluating those essays for quality, fixing issues, and creating SEO-rich pages for each one. It's quite the process. And we want to take this up to 100,000 essays per month or more with this fundraising round. Obviously this comes with challenges, but we've worked the last six months to put the infrastructure and processes in place to be able to scale.

In terms of our reliance on SEO, it's something we're aware of. A Google penalty would really hurt us. That being said, we do not use, and never have used, any black hat SEO or shady link building strategies. We also create long form, educational content on our student essay writing blog that really helps communicate that we're an authoritative voice in this space.
So while these are both risks, we recognized them early on and have taken adequate steps to mitigate them as best as possible.

What are the main challenges that you're facing right now?

Our main challenge right now is getting capital to grow the business. This may not seem like a huge challenge, and it isn't. But you need to understand that we've been at this awhile. We've shifted the focus of the business twice now in an attempt to find a scalable growth path. We've now done that and we simply need to add fuel to the fire.

We're not looking for product market fit, we've found it. We're not in danger of going out of business, we're profitable. We're not trying to figure out our unit economics, we've put processes in place to scale profitably over the last 18 months. So our biggest challenge is simply getting more capital to grow at an accelerated rate.

ASK A QUESTION

Type your question here... ASK QUESTION

Eric Bash Jul 31

I suppose I don't understand how more essays directly translates into additional EDB revenue. Are you charging your current EDB customers on a per essay basis? Or are you expecting a growth in EDB customers directly proportional to growth in EDB size?



Travis Biziorek CEO FOUNDER Jul 31

Hi Eric, the answer lies in the slide/image we have in the investor presentation with the arrows. It's slide #6 and has the title "Ultimately, growth is driven by adding more essays to our database".

The more essays we have, the more opportunities we have to show up in Google search results. Think of it like Wikipedia. The site is successful because it has high-quality content, but it also has a TON of content.

But if you were researching something and Wikipedia didn't have any information on that subject, the site obviously wouldn't show up in your search results.

That's how our research database works, but for essay topics. If we don't have an essay on the topic you're searching for (... **[+ READ MORE]**

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Barbara Castleton May 21

As an ESL instructor, I am concerned about the distinction between "helping a student with his or her writing" and "writing the essay for the student". How does Kibin actually perform? What functions of the process does Kibin perform?



Travis Biziorek CEO FOUNDER May 21

Hi Barbara,

We're very careful to make sure we're operating on the right side of helpful. We have a policy that we never write content for students. If a student asks our editors to do so, editors are diligent about flagging the inappropriate order. We then immediately cancel the job and refund the customer's payment.

Our culture is to always be helpful. We screen prospective editors for their ability to be writing tutors first, and technical editors second. We're known for the amount of comments and feedback our editors leave as much as the editing help they provide.

We also dedicate a lot of resources to our essay writing blog (*https://www.kibin.com/essay-writing-blog/*) which gets more...

[+ READ MORE]

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MORE QUESTIONS

RISKS SPECIFIC TO KIBIN

1. Google SEO Penalty: A large part of Kibin's future growth plans depend on a longtail SEO strategy. A Google penalty or change to the search algorithm that adversely affects Kibin is a potential risk. That being said, we do not, and have never, participated in spammy link building or other blackhat SEO practices. We have no reason to believe that we would be a target of such penalty.

2. Inability to Scale Essay Buying: Kibin's future growth projections depend on increasing the size of our essay examples database to millions of examples. Although we have multiple channels to acquire...

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Kibin is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Jim Nguyen

2nd

Co-founder and CTO of Kibin, Inc.

San Francisco Bay Area | Computer Software

Current	Kibin, Inc.
Previous	Beau-coup Favors, Vehicle Safety Research Information Center, Thomson Reuters
Education	500 Startups

Connect

128 connections

https://www.linkedin.com/in/jamesnine

Contact Info

Background

Summary

Developer, hacker, and entrepreneur.

Experience

Co-Founder & CTO
Kibin, Inc.
January 2011 – Present (5 years 5 months) | Berkeley, CA

Web Application Developer
Beau-coup Favors
August 2010 – December 2010 (5 months) | Mountain View, CA

Sr. Software Developer
Vehicle Safety Research Information Center
November 2007 – August 2010 (2 years 10 months) | Rehoboth, MA

Technical Support/IT Associate
Thomson Reuters
February 2005 – November 2007 (2 years 10 months) | San Francisco, CA



Robert Angarita

Co-Founder at BALLER

Pasadena, California | Internet

Current BALLER, Kibin
Previous Chegg Inc., Cramster.com, Acero Solutions
Education University of Southern California

Send Robert InMail

https://www.linkedin.com/in/angarita

Background

Summary

Hardwired Entrepreneur, Competitor, Leader

Co-Founder of BALLER
Board Member at Kibin
Advisor at TextMax
Mentor/Alumni at Launchpad LA

Experience

Co-Founder
BALLER
January 2014 – Present (2 years 5 months) | Pasadena, CA

Baller is a recreational sports startup with a mobile app and website for keeping track of games you and your friends play.

Board Member
Kibin
2014 – Present (2 years) | Berkeley, CA

Kibin provides professional editing and proofreading services

Director
Chegg Inc.
December 2010 – May 2013 (2 years 6 months) | Santa Clara, CA

Post acquisition

Co-Founder
Cramster.com
January 2004 – December 2010 (7 years) | Pasadena

Online homework help for college and high students (acquired by Chegg)



Travis Biziorek

2nd

Founder & CEO at Kibin

San Francisco Bay Area | Writing and Editing

Current	Kibin, Inc.
Previous	Charles Schwab, Tiburon Strategic Advisors, Franklin Templeton Investments
Education	Saint Mary's College of California

Connect | Send Travis InMail

488 connections

https://www.linkedin.com/in/travisbiz | Contact Info

Background

Experience

CEO and Founder
Kibin, Inc.
January 2011 – Present (5 years 5 months) | Berkeley, CA

Kibin is modernizing the campus writing center by providing digital tools and services to help students write better essays in less time.

Valuation Consultant
Charles Schwab
August 2009 – December 2010 (1 year 5 months)

Research Manager
Tiburon Strategic Advisors
February 2008 – May 2009 (1 year 4 months)

Analyst
Franklin Templeton Investments
August 2007 – January 2008 (6 months)

Forex Trader
Self
February 2007 – July 2007 (6 months)

Foreign Currency Trader
Allston Trading
June 2006 – January 2007 (8 months)